RESCISSION AGREEMENT

      THIS RESCESSION AGREEMENT (herein "Agreement") is made as of August 6, 2002, by and among Xynergy Corporation, a Nevada Corporation (herein "Xynergy"), on the one hand, and Corporate Space Power Industries & Electric, Inc., a Nevada corporation (herein "CSPIE") and Howard Foote, an individual (herein "Foote"), on the other hand.

                                    RECITALS

      This Agreement is made in contemplation of the following facts:

      A. An acquisition agreement (herein "Acquisition Agreement") was entered into between Xynergy and CSPIE on or about April 22, 2002, which provided, among other things, for Xynergy to acquire all of the shares of stock of CSPIE in exchange for three million shares of Xynergy.

      B. An employment agreement (herein "Employment Agreement") was entered into between Xynergy and Foote on or about April 22, 2002, which provided, among other things, for the employment of Foote by Xynergy.

      C. An employee invention agreement and an employee confidentiality agreement (herein "Related Agreements") were each entered into between Xynergy and Foote on or about April 22, 2002, in connection with the employment relationship between Foote and Xynergy.

      D. Xynergy, CSPIE and Foote have determined that it is in the best interests of all concerned to rescind ab initio the Acquisition Agreement, Employment Agreement and Related Agreements on the terms hereinafter set forth.

                                   AGREEMENT

      In consideration of the above Recitals and the mutual benefits contained herein, the parties agree as follows:

      1. Although this Agreement is dated as of August 6, 2002, the Acquisition Agreement, Employment Agreement and Related Agreements (hereinafter sometimes collectively referred to as the "Subject Agreements") are hereby unconditionally rescinded ab initio and each of the parties hereto shall be restored to the position he or it was in immediately befor the Subject

                                       1

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Agreements were executed.

      2. This Agreement shall be effective when each of the parties hereto executes a counterpart original of this Agreement and delivers the same to the other parties.

      3. Each of the parties hereto waives and relinquishes all right he or it may have under the Subject Agreements.

      4. Each of the parties who received directly or indirectly documents, instruments, records, monies or things of value in furtherance of the transactions contemplated by the Subject Agreements shall cause the same to be returned concurrently with the execution and delivery of this Agreement to the person who delivered the same to the receiving party including, without limitation, the following.

            a. Xynergy has represented to CSPIE and Foote that it advanced to or for the benefit of CSPIE and Foote certain monies aggregating nine thousand nine hundred dollars ($9,900) in anticipation of the consummation of the transactions contemplated by the Subject Agreements. Based on this representation, CSPIE and Foote agree to execute and deliver to Xynergy concurrently with their execution and delivery of this Agreement to Xynergy their promissory note in the principal amount $9,900 in favor of Xynergy in substantially the form attached hereto as Exhibit A.

            b. Stock certificates representing CSPIE shares have been delivered to Xynergy. Concurrently with the execution and delivery of this Agreement to Foote and CSPIE, Xynergy shall return the original of all such stock certificates to CSPIE.

      5. The board of directors of CSPIE shall adopt a resolution (which shall be effective as of the effective date of this Agreement) terminating all officers and directors of CSPIE who are affiliated with Xynergy and who were appointed by the CSPIE board in the expectation of the consummation of the transactions contemplated by the Subject Agreements. In addition, CSPIE shall cause an amended Statement of Officers of CSPIE to be filed with the Nevada Secretary of State.

      6. From and after the effective date of this Agreement, each of the parties hereto and their respective officers, directors, shareholders, agents and employees shall forever cease and refrain from making any threatening or derogatory or defamatory statements concerning any other party to this Agreement including, without limitation, such other party's officers, directors, shareholders, agents and employees.

      7. Foote and CSPIE, for themselves and for their respective successors and assigns, do hereby absolutely release and discharge Xynergy and its successors, assigns, officers, directors, shareholders, employees, agents, accountants and attorneys of and from any and all claims, demands, damages, debts, liabilities, accounts, accountings, reckonings, obligations,

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costs, expenses, liens, actions, causes and causes of action of every kind and nature, whatsoever, at law or in equity, known or unknown, suspected or unsuspected, which Foote or CSPIE ever had, now have, or hereafter shall or may have against Xynergy which in any way arises from or is related to the Subject Agreements.

      8. Xynergy, for itself and for its assigns and successors, does hereby absolutely release and discharge Foote and CSPIE and their respective successors, assigns, officers, directors, shareholders, employees, agents, accountants and attorneys of and from any and all claims, demands, damages, debts, liabilities, accounts, accountings, reckonings, obligations, costs, expenses, liens, actions, causes and causes of action of every kind and nature, whatsoever, at law or in equity, known or unknown, suspected or unsuspected, which Xynergy ever had, now has, or hereafter shall or may have against Foote and CSPIE, or either of them, which in any way arises from or is related to the Subject Agreements.

      9. This Agreement may be executed in any number of copies by the parties hereto, in several counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single instrument. A facsimile signature shall have the same force and effect as an original signature.

      10. Each individual signing this Agreement in a representative capacity for a party hereto represents and warrants that he has full authority to execute this Agreement in behalf of such party.

      11. This Agreement shall be enforced, governed and construed by and in accordance with the laws of the State of California.

      12. Each of the parties hereto represents and warrants that he or it has not assigned or transferred or purported to assign or transfer, voluntarily or involuntarily, or by operation of law, any matter released pursuant to this release or any part of portion thereof, or any interest in the any of the Subject Agreement. Each of the parties hereto agrees to indemnify and hold harmless the other from any loss, cost, damage, expense (including attorney's fees) and any liability therefor, based upon, in connection with, or arising out of the breach of this representation and warranty.

      13. In the event any party to this Agreement brings any legal or equitable proceeding against any other party hereto to enforce or interpret any provision of this Agreement, the prevailing party, as determined in the court's discretion, shall be entitled to recover costs and attorney's fees therein.

      14. This Agreement contains the entire agreement and understanding between the parties concerning those matters which are addressed herein and supersedes and replaces all prior agreements, proposed agreements, or prior negotiations, written or oral, regarding said matters.

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      15. In addition to the documents and monies required to be delivered as herein provided, each party shall, from time to time at the request of any other party hereto, execute, acknowledge and deliver to the other such other documents or instruments and take such other actions as may be reasonably required or requested to more effectively carry out the terms and objectives of this Agreement.

      IN WITNESS WHEREOF, this Agreement has been executed as of the day and year first above written.


                               -------------------------------------------------
                               HOWARD FOOTE, individually and in behalf of CORPORATE SPACE POWER INDUSTRIES & ELECTRIC, INC.

                               XYNERGY CORPORATION


                               By: /s/ Edward A. Rose
                                  ------------------------------
                                  Edward A. Rose, CEO
                                  8/9/02

                                   EXHIBIT A

                                 PROMISSORY NOTE

$9,900.00                   Los Angeles, California               August 6, 2002


      FOR VALUE RECEIVED, the undersigned, jointly and severally, hereby promise to pay to Xynergy Corporation, a Nevada corporation, or order, the principal sum of Nine Thousand Nine Hundred and no/100 dollars ($9,900.00) together with interest from the data hereof at the rate of seven percent (7%) per annum.

      Principal and interest are payable on the earlier of one (1) year after the date hereof or the date when the undersigned or either of them receives funding from investment sources for the intellectual property rights of the undersigned pertaining to their orbiting space energy platform system.

      Each payment shall be credited first on interest rate due and the remainder on principal and interest shall thereupon cease upon the principal so credited. Principal and interest payable in lawful money of the United States.

      If this Note is not paid when due, the undersigned promise to pay to the holder hereof all costs of litigation.

      The undersigned, for themselves and their respective successors and assigns, hereby waive diligence, presentment, process and demand, and action of process, demand, dishonor and nonpayment of this Note, and expressly agree that holder may adopt any security or release any security for this Note, all without affecting, in any way, the liability of the holder.

      This Note is to be governed by and construed in accordance with the internal laws of the State of California, without reference to its choice of law rules.

      In no event shall the total interest due hereunder exceed the maximum amount permitted by law.


                               /s/ Howard Foote
                               -------------------------------------------------
                               HOWARD FOOTE, individually and in behalf on
                               CORPORATE SPACE POWER INDUSTRIES & ELECTRIC, INC.